                                                                     EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is made and entered into as of February 7, 2001, by and among Emulex Corporation, a Delaware corporation ("PARENT"), GEMX Network Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("MERGER Sub"), Giganet, Inc., a Massachusetts corporation (the "COMPANY"), and David Follett as Stockholder Representative.

                                    RECITALS

        WHEREAS, Parent, Merger Sub, the Company and the Stockholder Representative (each a "PARTY" and collectively, the "PARTIES") have previously entered into that certain Agreement and Plan of Merger, dated as of December 7, 2000 (the "AGREEMENT").

        WHEREAS, the parties hereto wish to amend certain provisions of the Agreement as described in this Amendment

                                   AGREEMENTS

        In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Amendment of Section 2.3. The Parties agree that subsections 2.3(a) and (b) of the Agreement are hereby amended to read as follows:

        "(a) No Employee Holder (as hereinafter defined) may, directly or indirectly, sell, offer to sell, contract to sell, grant an option to purchase, pledge, assign or make any other disposition or transfer of (other than bona fide gifts to donees who agree in writing to be similarly bound) (collectively, a "TRANSFER") any shares of Parent Common Stock received by such Employee Holder as part of the Merger Consideration or upon exercise of Substitute Options (as defined in Section 6.7 of this Agreement) (collectively, the "EMPLOYEE RESTRICTED SHARES") except as follows: (i) one-third (1/3) of each Employee Holder's Employee Restricted Shares may be Transferred at any time after the Effective Time, (ii) one-third (1/3) of each Employee Holder's Employee Restricted Shares may be Transferred at any time after nine months following the Effective Time, and (iii) the remainder of each Employee Holder's Employee Restricted Shares of Parent Common Stock may be Transferred at any time after fifteen (15) months following the Effective Time; provided, however, that Parent, in its sole and absolute discretion, may waive in writing the restrictions on Transfer with respect to any Employee Holder. For purposes of this Agreement, an "EMPLOYEE HOLDER" shall mean any person who is an employee of the Company immediately prior to the Effective Time; provided, however, that
        (1) Cornelius Ferris and Peter Palmer shall be deemed to be Non-Employee Holders pursuant to this Agreement and (2) James Williams shall be deemed to be a Non-Employee Holder pursuant to this Agreement with respect to the shares of Parent Stock received by him upon the exchange of Company Preferred Stock held by Mr. Williams as of the Effective Time.

        (b) No Non-Employee Holder (as hereinafter defined) may effect a Transfer of any shares of Parent Common Stock received by such Non-Employee Holder as part of the Merger Consideration (the "NON-EMPLOYEE RESTRICTED SHARES") except as follows: (i) one-half (1/2) of each Non-Employee Holder's Non-Employee Restricted Shares may be Transferred at any time after ninety (90) days following the Effective Time, and (ii) the remainder of each Non-Employee Holder's Non-Employee Restricted Shares may be Transferred at any time after one hundred eighty (180) days following the Effective Time. Notwithstanding the foregoing restrictions, Parent shall release from the restrictions on Transfer (i) any Non-Employee Restricted Shares that are sold in an offering to be underwritten by one or more investment banks of Parent's choice (the "UNDERWRITTEN PUBLIC OFFERING") or which are privately placed with institutional or other investors in one or more transactions approved in writing by Parent (a "PRIVATE PLACEMENT"); provided that, in either case, such Underwritten Public Offering or Private Placement shall be on such terms and conditions as are customary and usual in transactions of a similar nature; and (ii) effective upon the closing of any Private Placement, that number of Non-Employee Restricted Shares held by Non-Employee Holders other than Non-Employee Preferred Holders (as defined in subsection 2.4(b)(ii)) as equals the total number of Non-Employee Restricted Shares held by each such Holder multiplied by a fraction, the numerator of which is the number of Non-Employee Restricted Shares included in the Private Placement and the denominator of which is the aggregate number of Non-Employee Restricted Shares held by all Non-Employee Holders participating in the Private Placement. For purposes of this Agreement, a "NON-EMPLOYEE Holder" shall mean a Company Stockholder other than an Employee Holder."

        2. Amendment of Section 2.4.

        (a) The Parties agree that Section 2.4 of the Agreement is hereby amended to include a new subsection (i) which reads as follows:

        "(i) Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall be deemed to require Parent to initiate or complete an Underwritten Public Offering or to facilitate a Private Placement of any Non-Employee Restricted Shares; provided, however, that in the event the Parent does not complete an Underwritten Public Offering or facilitate a Private Placement of Non-Employee Restricted Shares within ninety (90) days of the Effective Time, then Parent agrees that the period of days set forth in the last sentence of
        Section 2.4(d) shall be extended from ninety (90) days to one hundred twenty (120) days after the Effective Time."

        (b) The Parties agree that subsection 2.4(b) of the Agreement is hereby amended to read as follows:

        "(b) The resale of at least one-half of the Non-Employee Restricted Shares pursuant to the registration statement described in (a) above may be made pursuant to an Underwritten Public Offering or Private Placement, which underwriting or private placement shall be completed on or before ninety (90) days following the Closing Date.

            (i) In the event Parent elects to proceed with an Underwritten Public Offering, Parent shall notify each Non-Employee Holder and each Non-Employee Holder shall notify Parent in writing within twenty (20) days prior to the proposed closing of the Underwritten Public Offering, or such earlier period as the managing underwriter of an Underwritten Public Offering shall require, as to the number of Non-Employee Restricted Shares that the Non-Employee Holder wishes to have registered in the Underwritten Public Offering (the "REQUESTED SHARES"). All of the Requested Shares shall be included in such Underwritten

            Public Offering, unless the underwriters shall advise the Parent in writing that marketing factors require a limitation on the number of securities to be underwritten (including Requested Shares), in which case the Parent shall advise the Stockholder Representative, and the number of shares to be included in the Underwritten Public Offering shall be allocated, first to the Non-Employee Holders holding Requested Shares on a pro rata basis based on the total number of Requested Shares held by each such Non-Employee Holder; and second, to any other holders of Parent Shares; provided, however, that in no event shall the number of Requested Shares permitted to be included in the Underwritten Public Offering be reduced below one-quarter of the aggregate number of Non-Employee Restricted Shares.

            (ii) In the event Parent elects to proceed with a Private Placement, Parent shall notify each Non-Employee Holder who held Company Preferred Stock immediately prior to the Effective Time (a "Non-Employee Preferred Holder") and each Non-Employee Preferred Holder shall notify Parent in writing within ten (10) days prior to the proposed closing of the Private Placement, or such earlier period as the investment banker(s) conducting the Private Placement shall require, as to the number of Non-Employee Restricted Shares that the Non-Employee Preferred Holder wishes to have included in the Private Placement (the "Private Placement Shares"). The Parent and investment banker(s) shall have full and complete discretion as to (I) the aggregate number of Private Placement Shares to include in the Private Placement and (II) a minimum number of Private Placement Shares per Non-Employee Preferred Holder for inclusion in the Private Placement.

            (iii) If a Non-Employee Preferred Holder is not provided the opportunity to participate in the Private Placement, concurrently with the closing of the Private Placement, Parent shall release from the restrictions on Transfer contained in Section 2.3(b) that number of Non-Employee Restricted Shares held by each such Non-Employee Preferred Holder as equals the total number of Non-Employee Restricted Shares held by such Holder multiplied by a fraction, the numerator of which is the number of Non-Employee Restricted Shares included in the Private Placement and the denominator of which is the aggregate number of Non-Employee Restricted Shares held by all Non-Employee Holders participating in the Private Placement. If a Non-Employee Preferred Holder is provided the opportunity to participate in the Private Placement but fails to do so, such Holder's Non-Employee Restricted Shares shall not be released early from the transfer restrictions contained in Section 2.3(b)."

        (c) The Parties agree that subsection 2.4(c) of the Agreement is hereby amended by replacing the first sentence of subsection 2.4(c) with the following:

        "(c) In addition to the registration contemplated by (a) above, as soon as reasonably possible following the Effective Time (but in any event within fifteen (15) days following the Effective Time), Parent shall file with the Securities Exchange Commission (the "SEC") a registration statement on Form S-8 under the Securities Act (or any successor form) or other appropriate form with respect to the Parent Common Stock issuable upon exercise of Substitute Options."

        (d) The Parties agree that subsection 2.4(e) of the Agreement is hereby amended to read as follows:

        "(e) Parent will pay any and all expenses incident to Parent's performance of or compliance with its obligations under this Section 2.4, including, without limitation, all registration and filing fees (including NASD or Nasdaq Stock Market fees), all printing expenses, fees and disbursements of Parent's counsel and accountants and the fees and expenses of one counsel representing all of the Company Stockholders whose Parent Common Stock is being registered in connection with an Underwritten Public Offering or being privately placed in connection with a Private Placement; provided, however, that Parent shall not be required to pay any underwriters' discounts or commissions associated with the sale of such Parent Common Stock. Parent agrees to provide each holder of Parent Common Stock whose shares are so registered with as many copies of the prospectus contained in any registration statement filed pursuant to this Section 2.4 as may be reasonably requested."

        (e) The Parties agree that subsection 2.4(h) of the Agreement is hereby amended by replacing the first phrase of subsection 2.4(h)(i) with the following:

                "(i) Indemnification by Parent. Parent shall indemnify and hold harmless each Company Stockholder whose Shares of Parent Common Stock are included in any registration or private placement pursuant to
        Section 2.4(a) or (b) hereof (any such included shares, "Registrable Securities"), its officers, managers, directors and partners, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:"

        3. Amendment of Section 9.1. The Parties agree that subsection 9.1(g) of the Agreement is hereby amended to read as follows:

        "(g) By written notice from the Company or Parent, provided the terminating party is not in material breach of its representations and warranties or covenants hereunder, if the stockholders of the Company fail to approve this Agreement and the Merger either (i) at any meeting of stockholders held for the purposes thereof, or (ii) if no such stockholders meeting is called or held on or prior to March 9, 2001; provided, however, that the Company may not terminate this Agreement pursuant to this Section 9.1(e) if (A) any of the Company Stockholders that execute Voting Agreements breach such stockholder's obligations regarding the vote with respect to the Merger and this Agreement, (B) at the time of the stockholder vote, Parent had the right to terminate pursuant to Section 9.1(c) or (h), or (C) the stockholders meeting is not held on or prior to March 9, 2001, due to the delay or inaction of the Company; or"

        4. Amendment of Section 10.8. The Parties agree that Section 10.8 of the Agreement is hereby amended to include a new subsection (d) which reads as follows:

        "(d) In no event will any indemnifying party be liable for damages in excess of the value of the aggregate Merger Consideration paid to all Company Stockholders and holders of Company Stock Options pursuant to the terms of this Agreement. In no event will any Company Stockholder be liable for damages in excess of the value of the pro rata share of the Merger Consideration received by such Company Stockholder pursuant to the terms of this Agreement."

        5. Addition of Section 10.9. The Parties agree that Article 10 of the Agreement is hereby amended to include a new Section 10.9 which reads as follows:

        "SECTION 10.9 Expenses of Stockholder Representative. The Company shall indemnify and hold harmless the Stockholder Representative from any out-of-pocket fees and expenses (including reasonable attorney fees and accounting fees) incurred by the Stockholder Representative in performing its duties under this Agreement and the Escrow Agreement. Upon the request of the Stockholder Representative, the Company shall pay directly to such third-party service providers or vendors any such fees and expenses so incurred."

        6. Amendment of Section 11.1. The address for the Company and the Stockholder Representative for purposes of notices and other communications under the Agreement shall be as follows:


                Company:

                Giganet, Inc.
                580 Main Street
                Bolton, MA  01740
                Telecopier No.: (978) 779-7201
                Telephone No.: (978) 779-7200

                Stockholder Representative:

                David Follett
                c/o Giganet, Inc.
                580 Main Street
                Bolton, MA  01740
                Telecopier No.: (978) 779-7201
                Telephone No.: (978) 779-7200

        7. Consent of Parent to Extension. Pursuant to Section 5.5 of the Merger Agreement, Parent hereby consents to an extension of the outside date for a meeting of the Company's stockholders from January 31, 2001 to March 9, 2001.

        8. Appointment of Stockholder Representative. Pursuant to Section 1.9 of the Agreement, each of Gerald A. Lodge and Peter Palmer, by virtue of their execution of this Amendment, accept their appointment to the three-person committee that shall constitute the Stockholder Representative. All decisions by the Stockholder Representative shall be determined by a majority vote of the three-person committee that comprises the Stockholder Representative. In accordance with Section 1.9 of the Agreement, any one of David Follett, Gerald
A. Lodge and Peter Palmer shall have authority to sign any documents on behalf of the Stockholder Representative.

        9. Effect of Amendment. Except as amended herein, all of the terms, conditions, covenants and agreements of the Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

        10. Miscellaneous.

        (a) This Amendment may not be amended except by an instrument in writing signed by the parties hereto.

        (b) The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

        (c) This Amendment shall be governed by, and construed in accordance with, the internal laws of State of California, without regard to the conflict of law provisions thereof. Each of the parties hereto agrees that any action or proceeding brought to enforce the rights or obligations of any party hereto under this Amendment will be commenced and maintained in any court of competent jurisdiction located in the County of Orange, State of California. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in Section
11.1 of the Merger Agreement, and consents to the exercise of jurisdiction of a court of the State of California over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Amendment or the transactions contemplated hereby or the enforcement of any rights under this Amendment.

        (d) This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  {Remainder of page intentionally left blank}

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholder Representative have caused this Amendment to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.


                                            EMULEX CORPORATION


                                            By: /s/ Paul Folino
                                                --------------------------------
                                                Name: Paul Folino
                                                Title: President


                                            By: /s/ Michael J. Rockenbach
                                                --------------------------------
                                                Name: Michael J. Rockenbach
                                                Title: VP Finance, CFO


                                            GEMX NETWORK SUB, INC.


                                            By: /s/ Paul Folino
                                                --------------------------------
                                                Name: Paul Folino
                                                Title: President


                                            By: /s/ Michael Rockenbach
                                                --------------------------------
                                                Name: Michael Rockenbach
                                                Title: Treasurer

                                            GIGANET, INC.


                                            By: /s/ Cornelius A. Ferris
                                                --------------------------------
                                                Name: Cornelius A. Ferris
                                                Title: CEO


                                            By: /s/ James P. Antes
                                                --------------------------------
                                                Name: James P. Antes
                                                Title: Treasurer


                                            /s/ David Follett
                                            ------------------------------------
                                                DAVID FOLLETT, as Stockholder
                                                Representative


                                            /s/ Peter Palmer
                                            ------------------------------------
                                                PETER PALMER, as Stockholder
                                                Representative


                                            /s/ Gerald A. Lodge
                                            ------------------------------------
                                                GERALD A. LODGE, as Stockholder
                                                Representative